Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK, NATIONAL ASSOCIATION

(Exact namc of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Hugo Gindraux
Union Bank, N.A.
551 Madison Avenue
Corporate Trust - 11th Floor
New York, NY 10022
(646) 452-2005
(Name, address and telephone number of agent for service)

Hospira, Inc.

(Issuer with respect to the Securities)

Delaware	20-0504497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 North Field Drive
Lake Forest, Illinois	60045-5045
(ADDRESS)	(ZIP CODE)

Debt Securities

FORM T-1

Item 1.                               GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.                                AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                         LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business.*

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.               A copy of the existing bylaws of the Trustee.*

5.               A copy of each Indenture referred to in Item 4. Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated by reference to T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 30th day of April, 2009.

Union Bank, N.A.

By:	/s/ Hugo Gindraux
Vice President

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EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

February 17, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between ITT Corporation (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely,

Union Bank, N.A.

By:	/s/ Hugo Gindraux
Corporate Trust Vice President

Exhibit 7

Consolidated Report of Condition of

Union Bank, National Association

of San Francisco in the State of California, at the close of business December 31, 2008, published in response to call made by the Comptroller or the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,568,573
Interest-bearing balances	2,872,698
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,183,431
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices’	23,000
Securities purchased under agreements to resell	40,069
Loans and lease financing receivables:
Loans and leases held for sale	22,381
Loans and leases, net of unearned income	49,139,282
LESS: Allowance for loan and lease losses	724,654
Loans and leases, net of unearned income and allowance	48,414,628
Trading assets	1,268,629
Premises and fixed assets	680,004
Other real estate owned	20,214
Investments in unconsolidated subsidiaries and associated companies	0
Intangible assets:
Goodwill	2,369,326
Other intangible assets	713,893
Other assets	3,559,759
Total assets	69,736,605

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LIABILITIES

Deposits:
In domestic offices	44,059,954
Noninterest-bearing	13,568,866
Interest-bearing	30,491,088
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,331,346
Noninterest-bearing	0
Interest-bearing	3,331,346
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	112,684
Securities sold under agreements to repurchase	60,074
Trading liabilities	1,087,311
Other borrowed money	11,222,597
Subordinated notes and debentures	810,558
Subordinated notes payable to unconsolidated trusts issuing trust preferred securities, and trust preferred securities issued by consolidated special purpose entities
Other liabilities	1,664,375
Total liabilities	62,348,899

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	4,795,417
Retained earnings	2,799,463
Accumulated other comprehensive income	-811,751
Other equity capital components	0

Total equity capital	7,387,706

Total liabilities, minority interest, and equity capital	69,736,605

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